UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 14, 2009

PHILLIPS-VAN HEUSEN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 Madison Avenue, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (212) 381-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

     (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities; Item 2.06 Material Impairments.

On January 14, 2009, Phillips-Van Heusen Corporation (the “Company”) committed itself to a series of actions to respond to the current economic conditions by restructuring certain of its operations and implementing a number of other cost reduction efforts.

The restructuring initiatives include downsizing the Company’s retail operations, resulting in impairment charges for approximately 175 stores.  Other actions include the shutdown of domestic production of machine-made neckwear, a realignment of the Company’s global sourcing organizational structure, reductions in warehousing capacity, as well as other initiatives to reduce travel, payroll, marketing and administrative expenses.

In connection with these actions, approximately 250 salaried positions, representing over 10% of the Company’s salaried workforce, and approximately 150 hourly neckwear manufacturing positions have been eliminated.

On a pre-tax basis, the Company expects to incur total charges of approximately $85 million, consisting of approximately $60 million of non-cash impairment charges, primarily the write-off of retail store fixed assets, and $25 million of cash expenses.  Approximately $13 million of the cash expenses relate to termination benefits, with the remaining $12 million relating primarily to contract and lease termination costs.

The Company expects to complete the above restructuring activities during fiscal 2009, except that retail store closings associated with downsizing the Company’s retail operations will occur over a two to three year period.

Item 7.01  Regulation FD Disclosure

On January 21, 2009, Phillips-Van Heusen Corporation issued a press release that included updated earnings guidance for the fourth quarter and year ending February 1, 2009.  A copy of the press release is attached as Exhibit 99.1 to this report.

The information in the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, regardless of any general incorporation language in such filing.

Item 9.01  Financial Statements And Exhibits.

 (d)

Exhibits:

Exhibit           Description

99.1

Press Release, dated January 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS-VAN HEUSEN CORPORATION

By:

/s/ Mark D. Fischer

 Mark D. Fischer, Senior Vice President

Date: January 21, 2009

Exhibit Index

Exhibit           Description

99.1

Press Release, dated January 21, 2009